As Filed With The Securities and Exchange Commission on May 16 , 2006

Registration No. 333-133029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4/ AMENDMENT NO. 3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ES BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	6712	(to be applied for)
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

68 North Plank Road

Newburgh, New York 12550

(866) 646-0003

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Anthony P. Costa

Chairman and Chief Executive Officer

68 North Plank Road

Newburgh, New York 1255

(866) 646-0003

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Kip Weissman, Esq.

Eric Envall, Esq.

Luse Gorman Pomerenk & Schick

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of the proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Share of Common Stock		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.01 per share	2,239,127	(1)	$12.50	(2)	$23,216,145	(3)	*
Warrants to Purchase Common Stock	329,950		N/A		N/A		(4)
Organizer Warrants to Purchase Common Stock	190,000		N/A		N/A		(4)

(1)	Represents the maximum number of shares of ES Bancshares, Inc. common stock estimated to be issuable upon the consummation of the share exchange with Empire State Bank, National Association, (“Empire”), based on the number of shares of Empire common stock, par value $5.00 per share, currently outstanding and the number of shares which may be issued pursuant to warrants to purchase common stock at $12.50 per share and organizer warrants to purchase common stock at $10.00 per share, where one share of ES Bancshares, Inc. common stock will be isued for one share of Empire common stock.

(2)	Represents the $12.50 exercise price of certain of the warrants to purchase 190,000 shares of common stock of ES Bancshares, Inc., which is the maximum offering price of the common stock to be registered.

(3)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is based on, the proposed maximum offering price per share outstanding on the average of the high and low sales prices of the common stock, as reported on the OTC Bulletin Board on March 31, 2006, which was $8.75. Pursuant to Rule 457(g) the shares registered pursuant to the rights to purchase shares based on warrants is based on the price at which the warrants may be exercised. The 329,950 warrants to purchase common stock are exercisable at $12.50 per share and the organizer warrants to purchase common stock are exercisable at $10.00 per share.

(4)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, if warrants are to be registered for distribution in the same registration statement as the securities to be offered pursuant thereto, no separate registration fee shall be required.

*	A filing fee of $2,485 was previously filed

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[EMPIRE STATE BANK LETTERHEAD]

May __ , 2006

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Empire State Bank, N.A., I cordially invite you to attend the 2006 Annual Meeting of Stockholders.  The meeting will be held at 4:00 p.m., local time, on June 12, 2006, at the Bank’s branch office located at 275 Main Street, New Paltz, New York, 12561.

An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon the election of five directors, the approval of a proposal to form a holding company for the Bank and the ratification of the appointment of the Bank’s independent auditor for the fiscal year ending December 31, 2006.  Your Board of Directors unanimously recommends that you vote FOR each of the nominees named in the enclosed Proxy Statement/Prospectus, FOR the approval of the proposal to form a holding company for the Bank , FOR the proposal to eliminate cumulative voting for directors from our proposed holding company’s Articles of Incorporation and FOR the ratification of the appointment of the Bank’s independent auditor.

In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on our fiscal 2005 financial and operating performance.

I encourage you to attend the meeting in person.  Whether or not you attend the meeting, please read the enclosed Proxy Statement/Prospectus and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided.  This will save Empire State Bank, N.A. additional expense in soliciting proxies and will ensure that your shares are represented.  Please note that you may vote in person at the meeting even if you have previously returned the proxy.

Please vote!

Thank you for your attention to this important matter.

Sincerely,

Anthony P. Costa

Chairman and Chief Executive Officer

EMPIRE STATE BANK, N.A.

68 North Plank Road

Newburgh, New York 12550

(866) 646-0003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 12, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Empire State Bank, N.A. (“Empire” or the “Bank”) will be held at the Bank’s branch office located at 275 Main Street, New Paltz, New York, 12561, at 4:00 p.m., local time, on June 12, 2006.

A Proxy Card and a Proxy Statement/Prospectus for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.

The election of five directors of the Bank;

2.

The approval of a proposal to adopt a holding company structure for the Bank with the result that the Bank will become a wholly-owned subsidiary of ES Bancshares, Inc. (the “Holding Company”), as provided in the Agreement and Plan of Share Exchange attached as Appendix A to this Proxy Statement/Prospectus; and

3.

The approval of a proposal to amend the Holding Company’s proposed Articles of Incorporation to eliminate cumulative voting for directors; and

4 ..

The ratification of the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor for the fiscal year ending December 31, 2006;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.  The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing items at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed.  Stockholders of record at the close of business on April 20, 2006 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Bank during its normal business hours of 9:00 a.m. to 4:00 p.m. during the ten days prior to the Meeting, as well as at the Meeting.

You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Proxy Committee of the Board of Directors, and to mail it promptly in the enclosed envelope.  The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Anthony P. Costa

Chairman of the Board and Chief Executive Officer

Newburgh, New York

May __ , 2006

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE BANK THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

WHERE YOU CAN FIND MORE INFORMATION

Empire files annual, quarterly and current reports, proxy statements and other information with the Office of the Comptroller of the Currency (the “OCC”).  You may request copies of these documents by mail from the OCC, Disclosure Officer, Mailstop 3-2, Washington, DC 20219, by fax at (202) 874-5274, or by e-mail at FOIA-PA@occ.treas.gov. Please call the OCC at (202) 874-4700 for further information.

The Holding Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the common stock of the Holding Company being offered in the Holding Company Reorganization.  This Proxy Statement/Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement.  Parts of the Registration Statement are omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  For further information, your attention is directed to the Registration Statement.  Statements made in this Proxy Statement/Prospectus concerning the contents of any documents are not necessarily complete, and in each case are qualified in all respects by reference to the copy of the document filed with the SEC.

This document is accompanied by a copy of Empire State Bank’s most recent Form 10-KSB.  The Registration Statement also incorporates important business and financial information about Empire from documents that are not included in or delivered with this Proxy Statement/Prospectus. These documents are available without charge to you upon written or oral request at the applicable company’s address and telephone number listed below:

Empire State Bank, N.A.

68 North Plank Road

Newburgh, New York 12550

(866) 646-0003

To obtain timely delivery, you must request the information no later than _____________, 2006.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE OCC OR ANY STATE SECURITIES AUTHORITY.  NOR HAS THE SEC, OCC OR AUTHORITY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THE SHARES OF HOLDING COMPANY COMMON STOCK WILL NOT BE GUARANTEED BY THE HOLDING COMPANY OR THE BANK, AND SUCH SHARES ARE SUBJECT TO INCREASES OR DECREASES IN VALUE.

QUESTIONS AND ANSWERS REGARDING

THE HOLDING COMPANY REORGANIZATION

The following question and answer section highlights selected information from this Proxy Statement/Prospectus and may not contain all of the information that is important to you. To understand the Holding Company Reorganization fully, we urge you to read carefully this entire document, including the attachments.

Why Is The Board Proposing The Holding Company Reorganization?

Your board of directors believes that the Holding Company Reorganization will provide Empire with greater financial and corporate flexibility. With a Holding Company, we will have more options for structuring acquisitions. In addition, the holding company structure will provide additional flexibility for raising capital and obtaining other forms of financing.

Will The Holding Company Reorganization Change The Business of Empire?

No. The Holding Company Reorganization will not change the current business of Empire. Following the reorganization, the principal activity of the new holding company, ES Bancshares, Inc., (the “Holding Company”) will be to own and operating Empire, which will continue to conduct its current business from its current offices. The principal executive offices of both Empire and the Holding Company will be located at 68 North Plank Road, Newburgh, New York 12550 and their telephone number will be (866) 646-0003.

How Will The Holding Company Reorganization Affect Stockholders?

If stockholders approve the Holding Company Reorganization, you will receive one share of common stock of the Holding Company for each share of common stock of Empire which you currently own. Outstanding common stock certificates will no longer represent an interest in stock of Empire, but will instead represent an interest in stock of the Holding Company.  Similarly, upon the completion of the Holding Company Reorganization, each warrant to purchase shares of our stock, including the Bank’s Stock Purchase Warrants expiring on June 28, 2007 and its Organizer Warrants expiring on June 28, 2009, will, without any action by the holders thereof, be converted into the right to purchase an identical number of shares of the Holding Company’s common stock on the same terms and conditions and price as are currently applicable to such warrant.  This means that that any warrants you hold will simply be converted into warrants to purchase ES Bancshares, Inc. common stock.

As a result, you will no longer own stock directly in Empire, but will instead own stock in the Holding Company. Your rights will be governed by the Holding Company's Articles of Incorporation and bylaws and the Maryland General Corporation Law rather than by Empire's Articles of Association and bylaws and the National Bank Act. For a detailed discussion of the differences in the rights of stockholders, see the disclosure beginning on page ___.

What Is The Vote Required For Approval Of The Holding Company Reorganization?

Holders of at least two-thirds of Empire’s outstanding shares must approve the Holding Company Reorganization. Your board of directors has unanimously approved the Holding Company Reorganization and recommends that you vote for it as well. Because the vote is based on the total number of shares outstanding rather than the votes cast at the meeting, a failure to vote will have the same effect as a vote against the Holding Company Reorganization. Please vote!

Your board of directors recommends that you sign and return your proxy card at your earliest convenience even if you currently plan to attend the meeting. As of April 20, 2006, Directors and executive officers of Empire owned 262,890 shares of Empire's stock, or 15.30 % of the shares outstanding, and have indicated their intention to vote for the Holding Company Reorganization.

What Consents Are Required For The Holding Company Reorganization?

The Holding Company Reorganization is subject to the consent of the persons who hold, as of the date of the Holding Company Reorganization, certain warrants that were issued to the organizers of the Bank. We are soliciting the consent of such persons using this Proxy Statement/Prospectus.

Is The Holding Company Reorganization Subject To Any Other Approvals?

Yes. The Holding Company Reorganization must also be approved by certain federal and state agencies that regulate bank holding companies. We have filed applications with the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System for their approvals.

Do Stockholders Have The Right To Dissent From The Holding Company Reorganization?

Yes. The National Bank Act provides stockholders of Empire with the right to dissent from the Holding Company Reorganization, and to demand and receive cash for the “fair value” of their shares of stock instead of receiving Holding Company common stock in the Holding Company Reorganization. Pursuant to federal banking law, stockholders may dissent to the Agreement and Plan of Share Exchange and elect to have the fair market value of their shares, determined by a committee of three persons, and paid in cash.  In order to perfect dissenters’ rights of appraisal, a stockholder must comply with the provisions of federal law, which include voting against the Agreement and Plan of Share Exchange or providing the Bank with notice at or before the Meeting of the stockholder’s intention to seek dissenters’ rights of appraisal.

If you sign and return your proxy without voting instructions, we will vote your proxy in favor of the Holding Company Reorganization and you will lose any dissenters rights that you may have. We have included a copy of the sections of federal law dealing with dissenters rights to this Proxy Statement/Prospectus as Appendix B.

If you do not follow the procedures required by federal law, you may lose your dissenters rights with respect to the Holding Company Reorganization. We urge you to read carefully the complete description of dissenters rights beginning on page ___ and Appendix B to this Proxy Statement/Prospectus.

The Holding Company Reorganization may not be completed if the number of shares with respect to which dissenters rights are exercised would, in the judgment of the board of directors of Empire, render completion of the Holding Company Reorganization inadvisable.

What Are The Tax Consequences To Stockholders?

We have received an opinion from our attorneys that stockholders generally will not recognize either a gain or loss for federal income tax purposes for the shares of Holding Company common stock they receive in the Holding Company Reorganization. Our attorneys have issued a legal opinion to this effect, which we have included as an Appendix to the Registration Statement filed with the SEC for the shares to be issued in the Holding Company Reorganization. Stockholders should note that the opinion of our attorneys is not binding on the Internal Revenue Service or any state taxing authority. Stockholders who dissent from the Holding Company Reorganization will be subject to potential federal income tax on cash received for their shares.

Will The Holding Company Reorganization Have An Anti-Takeover Effect?

The Holding Company’s bylaws include a provision causing it to “opt out” of the Maryland “Control Share” statute. However, the Holding Company’s board of directors could amend this provision to eliminate such opt out without a vote of the stockholders, although it has no present intention of doing so. This may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for the Holding Company’s common stock, a proxy contest for control of the Holding Company, the assumption of control of the Holding Company by a holder of a large block of the Holding Company’s common stock, and the removal of incumbent management.

Who Will Serve As Management Of The Holding Company?

The Holding Company Reorganization will not result in a change in management. The executive officers and board of directors of the Holding Company will consist of essentially the same persons who hold those positions with Empire.

What Do I Need To Do Now?

Just indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the meeting to be held on June 12, 2006.

If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the Agreement.

Can I Change My Vote After I Have Mailed My Signed Proxy Card?

Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Should I Send In My Stock Certificates Now?

No. Shortly after the merger is completed, we will send you written instructions for exchanging your stock certificates.

Whom Should I Call With Questions Or To Obtain Additional Copies Of This Proxy Statement/Prospectus?

You should contact:

Empire State Bank, N.A.

8 North Plank Road

Newburgh, New York 12550

Attention: Anthony P. Costa

Telephone: (866) 646-0003

Will the Holding Company have cumulative voting for the election of directors?

The Board of Directors is soliciting proxies by this proxy statement/prospectus to approve a proposal to amend the Articles of Incorporation of the Holding Company to eliminate cumulative voting for directors. However, unless this proposal is approved by the holders of two-thirds of our outstanding shares, the Holding Company’s Articles of Incorporation will allow stockholders to cumulate their votes for the election of directors.

SUMMARY

This summary highlights selected information from this document and does not contain all the information that is important to you.  For a more complete understanding of the Holding Company Reorganization and for a more complete description of the legal terms of the Holding Company Reorganization, you should read this entire document carefully, as well as the additional documents we refer you to, including the Agreement and Plan of Share Exchange attached as Appendix A.  See “Where You Can Find More Information” at page __.

Date, Time And Place Of Meeting

June 12, 2006 at ______ p.m., local time, at Empire’s branch office located at 275 Main Street, New Paltz, New York, 12561.

Annual Meeting Of Stockholders

The Meeting is for the purpose of considering and acting upon the election of five directors of the Bank; the approval of a proposal to adopt a holding company structure for the Bank; and the ratification of the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor for the fiscal year ending December 31, 2006.

Record Date

Only stockholders of record on April 20, 2006 are entitled to vote at the Meeting.

Votes Required

Directors are elected by a plurality of the votes cast at the meeting.

Approval of the Holding Company Reorganization requires the affirmative vote of two-thirds of the outstanding shares of Empire common stock entitled to vote at the meeting. As a result, a failure to vote on the proposal to form a holding company would have the same effect as a vote against such proposal. Please vote!

Approval of the proposal to eliminate cumulative voting in the Holding Company’s Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of our common stock entitled to vote at the meeting. As a result, a failure to vote on this proposal would have the same effect as a vote against such proposal. Please vote!

The ratification of the selection of Crowe Chizek and Company LLC requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

You have one vote for each share of Empire common stock that you hold of record on each matter to be considered at the meeting.

The directors and executive officers of Empire have indicated their intention to vote all shares of Empire common stock that they own for approval and adoption of the Holding Company Reorganization. As of the record date for the meeting, directors and executive officers of Empire and their affiliates beneficially owned and were entitled to vote approximately 870,083 shares of Empire common stock, which represented approximately 38.86 % of the shares of Empire common stock outstanding on the record date.  Included in such amounts are vested stock options to acquire 70,500 shares and warrants to acquire 191,058 shares.

Voting Of Proxies

 We will vote shares represented by all properly executed proxies received in time for the meeting in the manner specified on each proxy. We will vote properly executed proxies that do not contain voting instructions in favor of the Holding Company Reorganization, in favor of the proposal to eliminate cumulative voting from the Holding Company’s Articles of Incorporation, in favor of the Board's nominees for election as directors and in favor of the ratification of the selection of Crowe Chizek and Company LLC.

If you abstain from voting on a proposal considered at the meeting, we will not count the abstention as a vote "for" or "against" the proposal for purposes of the meeting. Under rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the Holding Company Reorganization or the cumulative voting proposal without receiving specific instructions from you. We will not count these broker non-votes as a vote “for” or “against” the Holding Company Reorganization and the cumulative voting proposal. Based on the above:

•

because approval of the Holding Company Reorganization requires the affirmative vote of two-thirds of all outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the Holding Company Reorganization;

•

because approval of the proposal to eliminate cumulative voting requires the affirmative vote of two-thirds of all outstanding shares, abstentions and broker non-votes will have the same effect as a vote against this proposal;

•

because the ratification of the selection of Crowe Chizek and Company LLC requires the affirmative vote of a majority of the votes cast on the matter and because abstentions are not considered votes cast on this matter, abstentions and broker non-votes will not affect the vote on these matters; and

•

because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect the vote on the election of directors.

Revocability Of Proxies

If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•

delivering a notice of revocation or delivering a later dated proxy to Secretary Harold Kahn, Empire, 68 North Plank Road, Newburgh, New York 12550;

•

submitting a proxy card with a later date; or

•

appearing at the meeting and voting in person.

Attendance at the meeting will not in and of itself revoke a proxy that you submitted prior to the meeting.

Solicitation Of Proxies

Empire has employed the services of Regan and Associates, Inc. to assist in the solicitation of proxies.  Regan and Associates, Inc. will receive approximately $5,000, plus reimbursement of certain out-of-pocket expenses, for its service in connection with such solicitation of proxies. All expenses incurred in connection with this solicitation will be borne by Empire.

Empire and Regan and Associates, Inc. will solicit proxies by mail. In addition, the directors, officers and employees of Empire and employees of Regan and Associates, Inc. may solicit proxies from stockholders by telephone, in person or any other lawful means. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and we will reimburse them for reasonable out-of-pocket expenses.

You should not send in your stock certificates with your proxy card! As described below under the caption “Exchange of Stock Certificates” on page ___ you will receive materials for exchanging shares of Empire common stock for shares of Holding Company common stock shortly after the Holding Company Reorganization is completed.

Solicitation of Consents From The Holders of Certain Warrants; Interest of Certain Persons

In connection with the formation of the Bank, Empire granted warrants effective June 28, 2004 to purchase 10,000 shares of its stock for the price of $10 per share until June 28, 2009 to each of its 19 organizers. As of March 31, 2006, all of Empire's board of directors were included in the organizer group and collectively held organizer warrants to purchase 140,000 shares of Empire's stock.

The organizer warrants do not contain a provision requiring assumption by the Holding Company in the event of a holding company formation. However, the board of directors has determined to provide that the organizer warrants be assumed by the Holding Company in connection with the Holding Company Reorganization on the exact terms as they apply to the Bank provided that the holders of such organizer warrants consent in writing. Based on the above, as a part of the solicitation of proxies from the Bank's stockholders to approve the Holding Company Reorganization, the Board is also soliciting through this Proxy Statement/Prospectus the consent of the holders of the organizer warrants to the adoption of the Agreement and Plan of Share Exchange.

The completion of the Holding Company Reorganization is conditioned on the consent of the holders as of the date of the Holding Company Reorganization of all of Empire's organizer warrants. Accordingly, if the holders of all of the organizer warrants as of the date of the Holding Company Reorganization do not consent to this reorganization (including the assumption by the Holding Company of the Bank's organizer warrants), the Holding Company Reorganization will not be completed.

Since organizer warrants in the Holding Company will be available only to holders of organizer warrants in Empire and not to the stockholders as a whole and since most of Empire's organizer warrants are held by the board of directors, the board of directors may be deemed to receive a benefit from the Holding Company Reorganization which is not available to all stockholders. Moreover, the directors may be viewed as having a conflict of interest in considering this matter since they are the holders of most of the organizer warrants. The board of directors considered this conflict in designing the structure of the Holding Company Reorganization and believes that it is fair and equitable to Empire's stockholders because, if Empire's organizer warrants are not assumed by the Holding Company, they would remain exercisable at the Bank level which would create a more cumbersome corporate structure and create the potential for issues with respect to transactions between the Holding Company and the Bank. Also, the board of directors has noted that, under the structure of the reorganization, the terms of the organizer warrants will not change except that they will be exercisable for shares of Holding Company rather than Bank stock.

Procedure For Solicitation Of Consents From The Holders Of The Organizer Warrants

In connection with the solicitation of consents to the Holding Company Reorganization from the holders of the organizer warrants as of the date of the Holding Company Reorganization, we are distributing a revocable certification and consent form to each of the persons who is indicated in our records to be a holder thereof. The revocable certification and consent forms request that the holder of the organizer warrants consent to the Holding Company Reorganization including the assumption of the organizer warrants by the Holding Company. In addition, the revocable certification and consent forms request that each holder of a revocable certification and consent form certify that (i) he has not transferred, assigned, sold, encumbered or otherwise disposed of his organizer warrants and (ii) unless the certification and consent is revoked or the Holding Company Reorganization is terminated by the Bank or ES Bancshares, Inc., he will not transfer, assign, sell, encumber or otherwise dispose of his organizer warrants.

All persons who have consented to the Holding Company Reorganization must deliver their organizer warrant agreement to the Bank's Secretary so that a legend can be included on such agreement that: (i) such holder has not transferred, assigned, sold, encumbered or otherwise disposed of his organizer warrants and (ii) unless the certification and consent is revoked or the Holding Company Reorganization is terminated by the Bank or ES Bancshares, Inc., such holder will not transfer, assign, sell, encumber or otherwise dispose of his organizer warrants. If such holder determines to revoke his revocable certification and consent form, he may submit his organizer warrant agreement to the Bank's Secretary and the Bank will remove such legend. Communications with the Bank's Secretary should be addressed to: Secretary Harold Kahn, Empire State Bank, N.A., 68 North Plank Road, Newburgh, New York, 12550.

PROXY STATEMENT/PROSPECTUS

EMPIRE STATE BANK, N.A.

68 North Plank Road

Newburgh, New York 12550

(866) 646-0003

ANNUAL MEETING OF STOCKHOLDERS

May __ , 2006

This Proxy Statement/Prospectus is furnished in connection with the solicitation on behalf of the Proxy Committee of the Board of Directors of Empire, N.A. (“Empire” or the “Bank”), of proxies to be used at the Annual Meeting of Stockholders of the Bank (the “Meeting”) which will be held at the Bank’s branch office located at 275 Main Street, New Paltz, New York, 12561, at 4:00 p.m., local time, on June 12, 2006, and all adjournments and postponements of the Meeting.   This Proxy Statement/Prospectus is also being furnished in connection with the solicitation of consents to the Holding Company Reorganization from the holders of the Bank's organizer warrants. This Proxy Statement/Prospectus is dated April 26, 2006 and is first being mailed to stockholders on or about April 26, 2006.

At the Meeting, stockholders of the Bank are being asked to consider and vote upon (i) the election of five directors; (ii) the approval of a proposal to adopt a holding company structure for the Bank ; (iii) a proposal to amend the Holding Company Articles of Incorporation to eliminate cumulative voting for directors; and (iv) the ratification of the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor for the fiscal year ending December 31, 2006.

Vote Required And Proxy Information

All shares of the Bank's common stock, par value $5.00 per share (the “Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon.  If no instructions are indicated, properly executed proxies will be voted , the approval of the proposal to eliminate cumulative voting from the Holding Company's Articles of Incorporation, for the election of the nominees named herein, for the approval of the adoption of the holding company structure and for the ratification of the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor.  The Bank does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting.  If any other matters are properly presented at the Meeting for action, the Proxy Committee of the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with their best judgment.

The proxy card provided by the Proxy Committee of the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees.  Directors will be elected by a plurality of votes cast without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees is withheld.  Stockholders have cumulative voting rights with respect to the election of directors, which gives each stockholder the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her, multiplied by the number of directors to be elected, and each stockholder may cast the whole number of votes for one candidate or may divide his or her vote among two or more candidates.

The proxy card provided by the Proxy Committee of the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal to adopt a holding company structure, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal.  An affirmative vote of the holders of two-thirds of the shares of Common Stock cast at the Meeting is required to adopt a holding company structure. As a result, a failure to vote on the holding company proposal will have the same effect as a vote against such proposal.  Also, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes will not be counted as votes cast for this proposal and thus will have the same effect as a vote against such proposal.

The proxy card provided by the Proxy Committee of the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" the proposal to eliminate cumulative voting from the Holding Company's Articles of Incorporation, (ii) vote "AGAINST" such proposal, or (iii) "ABSTAIN" from voting on such proposal. An affirmative vote of the holders of two-thirds of the shares of Common Stock cast at the Meeting is required to eliminate cumulative voting from the Holding Company's Articles of Incorporation. As a result, a failure to vote on this proposal will have the same effect as a vote against such proposal. Also, shares as to which the "ABSTAIN" box has been selected on the proxy card and shares underlying broker non-votes will not be counted as votes cast for the proposal and thus will have the same effect as a vote against the proposal.

The proxy card provided by the Proxy Committee of the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote “FOR” the proposal to ratify the appointment of Crowe Chizek and Company LLC as the Bank’s independent auditor, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal.  An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Meeting on this matter is required to ratify the appointment of the independent auditor.  Shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes will not be counted as votes cast and will have no effect on the vote on the proposal.

If any other matters are properly presented at the Meeting, the persons named in the proxy card sent to stockholders will have the discretion to vote on those matters in accordance with their best judgment.  The board of directors is not aware of any other matters to be presented at the Meeting other than those described in this proxy statement/prospectus.  The affirmative vote of the holders of a majority of the shares of our common stock present and voting on the matter may authorize the adjournment or postponement of the Meeting.

The holders of a majority of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.  Proxies marked to abstain, withheld votes and broker non-votes will be counted for purposes of determining a quorum.

If you plan to attend the Meeting and wish to vote in person, we will give you a ballot at the Meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you were the beneficial owner of common stock and authorizing you to vote the shares on April 20, 2006, the record date for voting at the annual meeting, and stating the number of shares held by the nominee on your behalf.

A proxy given pursuant to the solicitation may be revoked at any time before it is voted.  Proxies may be revoked by:  (i) filing with the Secretary of the Bank at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Bank at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).  Any written notice revoking a proxy should be delivered to:  Secretary Harold Kahn, Empire State Bank, N.A., 68 North Plank Road, Newburgh, New York, 12550.

Voting Securities And Certain Holders Thereof

Stockholders of record as of the close of business on April 20, 2006 will be entitled to one vote for each share of Common Stock then held.  As of that date, the Bank had 1,719,177 shares of Common Stock, 329,950 warrants to acquire Common Stock , 190,000 organizer warrants to acquire Common Stock outstanding and 70,500 vested stock options.  The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and warrants and all directors and executive officers of the Bank as a group.

Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class

Anthony P. Costa (2)	117,515	6.76%
Philip Guarnieri (2)	130,087	7.47
Albert J. Pagano (2)	114,127	6.56
William W. Davenport (2)	99,027	6.58
David Freer, Jr. (2)	98,527	5.67
c/o Empire, N.A. 68 North Plank Road Newburgh, New York 12550

Directors and executive officers of the Bank as a group (17 persons)	596,575	29.08%

________________________

(1)

Includes options under the Stock Option Plan which, will be fully vested or will vest in 60 days.  Includes warrants to purchase common stock at a price of $12.50, which expire on June 28, 2007.  Includes organizer warrants to purchase common stock at a price of $10.00, which expire on June 28, 2009.   Each director owns 10,000 such warrants. Also includes shares held directly as well as shares held in retirement accounts, held by certain members of the named individuals’ families, or held by trusts of which the named individual is a trustee or substantial beneficiary with respect to whose shares the named individual may be deemed to have sole or shared voting and/or dispositive powers.

(2)

Includes 69,127 shares of common stock held in escrow for the benefit of Atlantic States Mortgage Corp. (“ASMC”).  The shares were acquired by ASMC on June 28, 2004 in connection with the acquisition by the Bank of substantially all of the assets of ASMC.  Directors Costa, Guarnieri, Freer, Davenport and Pagano each own 18.08% of ASMC and thus may be deemed to be beneficial owners of all of the ASMC shares.  The Bank has been informed that ASMC currently intends to distribute all of its shares to its owners on or after June 28, 2006.

PROPOSAL I - ELECTION OF DIRECTORS

The Bank's Board of Directors is presently comprised of fourteen members.  The Bank’s board of directors is divided into three classes.  Each class is as nearly equal in numbers as possible. Initially, one-third of the board was elected for a one-year term, one-third of the board was elected for a two-year term, and one-third of the board was elected for a three-year term.  Thereafter, one-third of the Directors of the Bank will be elected to serve for a three-year term or until their respective successors have been elected and qualified.  Each member of the Bank's Board of Directors has served on the Board since the incorporation of the Bank in June 2004, other than director Richard Rowley who was appointed in September, 2004.

The following table sets forth certain information regarding the Bank’s Board of Directors, including their terms of office, and the nominees for election as directors.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table.  If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected.  Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

Name	Age(1)	Position(s) Held	Directrr Since	Term to Expire	Shares of Common Stock Beneficially Owned at _________ (2)(3)	Percent of Class
NOMINEES
Harold L. Kahn	67	Director	2004	2009	33,000	1.90%
David N. Mesches, M.D.	71	Director	2004	2009	45,000	2.59
Michael P. Ostrow	55	Director	2004	2009	27,000	1.56
Albert J. Pagano	69	Director	2004	2009	114,127	6.56
Peter J. Savago	75	Director	2004	2009	27,000	1.56
DIRECTORS REMAINING IN OFFICE
William W. Davenport	69	Director	2004	2007	99,027	6.58
Peter B. Ferrante	73	Director	2004	2007	27,800	1.60
Andrew G. Finklestein	40	Director	2004	2007	45,000	2.59
Gale L. Foster	52	Director	2004	2007	27,000	1.56
Anthony P. Costa	65	Chairman of the Board, Chief Executive Officer	2004	2008	117,515	6.76
Philip Guarnieri	48	President, Chief Operating Officer and Director	2004	2008	130,087	7.47
Leslie M. Apple	56	Director	2004	2008	45,000	2.59
David Freer, Jr.	66	Director	2004	2008	98,527	5.67
Richard B. Rowley	51	Director	2004	2008	34,000	1.96

(1)

At April 1, 2006.

(2)

Includes options under the Stock Option Plan which will be fully vested or will vest in 60 days of June 12, 2006.  Includes warrants to purchase common stock at a price of $12.50, which expires on June 28, 2007.  Includes organizer warrants to purchase common stock at a price of $10.00, which expire on June 28, 2009 and stock purchase warrants to purchase common stock at a price of $12.50 per share which expires on June 28, 2007.  Also includes shares held directly as well as shares held in retirement accounts by certain members of the named individuals’ families, or held by trusts of which the named individual is a trustee or substantial beneficiary with respect to whose shares the named individual may be deemed to have sole or shared voting and/or dispositive powers.

(3)

Includes 69,127 shares of common stock held in escrow for the benefit of Atlantic States Mortgage Corp. (“ASMC”).  The shares were acquired by ASMC on June 28, 2004 in connection with the acquisition by the Bank of substantially all of the assets of ASMC.  Directors Costa, Guarnieri,

Ferrante, Davenport and Pagano each own 18.08% of ASMC and thus may be deemed to be beneficial owners of all of the ASMC shares.  The Bank has been informed that ASMC currently intends to distribute all of its shares to its owners on or after June 28, 2006.

The business experience of each director of the Bank for at least the past five years is set forth below.  All directors have held their positions at least five years, except as otherwise indicated.

Anthony P. Costa, Chairman of the Board and Chief Executive Officer, Empire, N.A.  Prior to 2004, Mr. Costa served as President and Chief Executive Officer of Atlantic States Financial, a risk management and assessment company, and Atlantic States Mortgage Corp., a licensed mortgage bank.  From 1992 to 1994, Mr. Costa served as President and Chief Operation Officer of First Inter-Bancorp, Inc., a thrift holding company.

Philip Guarnieri, President and Chief Operating Officer, Empire, N.A.  From 2002 to 2004, Mr. Guarnieri served as Chief Operating Officer and stockholder of Atlantic States Mortgage Corp.  From 1996 to 2002, Mr. Guarnieri served as Senior Vice President and Chief Lending Officer of Yonkers Financial Corporation, a thrift institution holding company located in Yonkers, New York.

Leslie M. Apple, Partner of the law firm of Whiteman, Osterman & Hanna LLP in Albany, New York.

William W. Davenport, Chairman, Heritage Energy, Inc., Kingston, New York.

Peter B. Ferrante, Retired, Founder of Wallkill View Farm, New Paltz, New York.

Andrew G. Finklestein, Esq., Managing Partner of Finklestein & Partners, a law firm based in Newburgh, New York.

Gale L. Foster, Esq., Practicing attorney and certified public accountant, New Paltz, New York.

David Freer, Jr., Owner Double V Enterprises, a real estate management company located in Highland, New York.

Harold L. Kahn, President and Chief Executive Officer of Kahn Properties, a licensed real estate brokerage and real estate management company located in Newburgh, New York.

David N. Mesches, M.D., Retired physician, Chairman of the Board and Founder of the Mid Hudson Family Health Institute, New Paltz, New York.

Michael P. Ostrow, President of Friendly Motor Cars, Wappingers Falls, New York and President of Danbury Motors, Danbury, Connecticut.

Albert J. Pagano, Retired, Business Manager and Secretary/Treasurer for the Labors Union, Local 104, Marlboro, New York.

Richard B. Rowley, President and Chief Executive Officer of Rowley Building Products, Middletown, New York.

Peter J. Savago, Retired, founder of Peter J. Savago, Inc. Insurance, New Paltz, New York.

Director Independence

Our Board of Directors has determined that all of the Bank’s directors other than Chairman and Chief Executive Officer Costa and President and Chief Operating Officer Guarnieri are “independent directors” as that term is defined in the listing standards of the NASDAQ Small-Cap Market.

Board of Directors' Meetings And Committees

Meetings of the Bank's Board of Directors are generally held on a monthly basis.  The Board of Directors of the Bank held 13 meetings during the fiscal year ended December 31, 2005.  No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he or she served during the fiscal year.

The Board of Directors has standing Executive, Audit, Loan and Credit Policy, Asset/Liability, Compensation and Nominating, Proxy, Credit Review and Compliance, and Technology Committees.

Executive Committee.  The Executive Committee is comprised of Directors Apple, Costa, Davenport, Freer, Ferrante, Guarnieri and Mesches.  The Executive Committee has and exercises all of the powers of the Board of Directors when such powers are required between meetings of the Board of Directors.  The Executive Committee met twice in fiscal 2005.

Compensation and Nominating Committee.  The Compensation and Nominating Committee is comprised of Directors Ostrow, Finkelstein and Savago.  The Compensation and Nominating Committee generally has the power to review and approve any nomination of a director to the board of directors and review and approve executive officer compensation.  It will also establish and monitor all recruitment, hiring and employment practices and policies of the Bank.  The Compensation and Nominating Committee is also responsible for conducting regular performance reviews of the Bank’s chief executive officer. This committee met twice during fiscal 2005.

Proxy Committee.  The Bank’s Proxy Committee consists of directors Peter J. Savago, Albert J. Pagano and David Freer, Jr.  The function of this committee is to solicit and vote proxies on behalf of the Board of Directors for stockholder meetings.  The committee met one time meet during fiscal 2005.

Procedures For The Nomination Of Directors By Stockholders

Neither the Board of Directors nor the Compensation and Nominating Committee has adopted a policy for consideration of stockholder nominees for directors.  Section 1.5 of the Bank’s bylaws permit a stockholder to nominate a person or persons to the Board of Directors by following the provisions described in Proxy Statement/Prospectus section, “Stockholder Proposals” on page __.

Stockholder Communications With The Board

A stockholder of the Bank who wants to communicate with the Board or with any individual Director can write to Harold Kahn, Secretary, Empire, N.A., 68 North Plank Road, Newburgh, New York 12550.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Chairman will:

•

forward the communication to the Director(s) to whom it is addressed;

•

attempt to handle the inquiry directly, for example where it is a request for information about the Bank or it is a stock-related matter; or

•

not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Code Of Ethics

The Bank is in the process of developing a code of ethics applicable to senior officers of the Bank, including the Bank’s principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  Such code of ethics is expected to be publicly available by the end of the second quarter.

Report Of Audit Committee

The Audit Committee is composed of Directors Foster, who serves as Chairperson, Mesches, Rowley and Savago.  The Board of Directors has determined that each Audit Committee member is independent within the meaning of the requirements for listing of the NASDAQ Small-Cap Market.

Bank management is primarily responsible for the Bank’s financial reporting and its internal and disclosure controls.  However, the Audit Committee is responsible for the relationship between the Bank and its independent auditor.  The Audit Committee also receives reports with respect to the Bank’s financial reporting, internal control over financial reporting and disclosure controls.  In addition, the Audit Committee reviews the Bank’s unaudited interim financial statements and audited year-end financial statements.  Finally, the Audit Committee maintains a procedure for confidential employee complaints regarding accounting matters.

Our Audit Committee has a charter which was attached to our proxy statement for our 2005 annual meeting of stockholders.

The Audit Committee met four times during the fiscal year ended December 31, 2005.  During these and subsequent meetings:

•

Management represented to the Audit Committee that the Bank’s consolidated financial statements for the year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles.

•

The Audit Committee reviewed and discussed such consolidated financial statements with management and the independent auditor.

•

The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures.

•

The Audit Committee received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent auditor its independence from the Bank and management.

•

The Audit Committee met with the independent auditor (with and without management present) to discuss the results of its examination and the overall quality of the Bank’s financial reporting.

In performing these functions, the Audit Committee acted only in an oversight capacity.  In this oversight role, the Audit Committee relied on the work and assurances of the Bank’s management, which has the primary responsibility for financial statements and reports, and on the independent auditor which, in its report, expressed an opinion on the conformity of the Bank’s financial statements to generally accepted principles.  The Audit Committee’s oversight did not provide it with an independent basis to determine whether management maintained appropriate accounting and financial accounting standards and complied with applicable laws and regulations.  Furthermore, the Audit Committee’s review and discussions with management and the independent auditor did not assure that the Bank’s financial statements were audited in accordance with generally accepted auditing standards or that the Bank’s independent auditor was in fact “independent.”

In reliance on the above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.  The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Crowe Chizek and Company LLC as the Bank’s independent auditor for fiscal 2006.

Gale L. Foster       David N. Mesches    Richard Rowley    Peter T. Savago

Compensation Committee Interlocks And Insider Participation

No executive officer of the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers served on the Board or Compensation and Nomination Committee of the Bank.  No executive officer of the Bank or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation and Nomination Committee of the Bank.

Director Compensation

The Boards of Directors of the Bank are not paid for service at this time.

Executive Compensation

The following table sets forth information concerning the compensation paid or accrued by the Bank to the named officers for services rendered during the fiscal year ended December 31, 2005.  No other executive officer of the Bank earned cash compensation in excess of $100,000 during the fiscal year ended December 31, 2005.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award($)	Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Anthony P. Costa, Chairman and Chief Executive Officer	2005 2004	130,000 158,500	--- ---	--- ---	--- ---	--- 30,000	--- ---	--- ---
Philip Guarnieri, President and Chief Operating Officer	2005 2004	110,000 110,050	--- ---	--- ---	--- ---	--- 27,500	--- ---	--- ---

(1)

Does not include any amounts paid prior to opening of the Bank.  It does include deferred compensation.

(2)

None of the named executive officers received any additional benefits or perquisites which, in the aggregate, exceeded 10% of both their salary and bonus or $50,000.  Includes automobile allowance and the payment of premiums on life insurance policies.

The following table sets forth information concerning the stock options that were granted during the fiscal year ended December 31, 2005 to executive officers named in the Summary Compensation Table above.

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year(1)	Exercise or Base Price	Expiration Date
Anthony P. Costa	30,000	27%	$10.50	October 19, 2014
Philip Guarnieri	27,500	24%	$10.50	October 19, 2014

(1)   The subject stock options were granted in 2004 but were not ratified by stockholders until May 3, 2005.

Employment Agreements

Effective September 23, 2004, the Bank entered into a three year agreement with Anthony P. Costa, Chairman and Chief Executive Officer, which automatically renews each year for an addition one year term unless proper notice is given.  The agreement provides for the employment of the employee in his current position unless he is terminated with cause.  In general, if the employee is terminated without cause, he is entitled to receive the greater of one year’s salary or his salary for the remaining term of the agreement.  In addition, the employee is entitled to similar rights should he so elect within six months of a change in control, as defined.  The Bank has also entered into a similar agreement with Philip Guarnieri, the Bank’s President and Chief Operating Officer.  The Bank also entered into a similar agreement with Arthur W. Budich, the Bank’s Chief Financial Officer, effective October 20, 2005.

Interest of Certain Persons

Organizer Warrants. In connection with the formation of the Bank, Empire granted warrants effective June 28, 2004 to purchase 10,000 shares of its stock for the price of $10 per share until June 28, 2009 to each of its 19 organizers including all 14 of its directors.

The organizer warrants do not contain a provision requiring assumption by the Holding Company in the event of a holding company formation. However, the board of directors has determined that the organizer warrants shall be assumed by the Holding Company in connection with the Holding Company Reorganization on the exact terms as they apply to the Bank provided that the holders of such organizer warrants consent in writing.

Since organizer warrants in the Holding Company will be available only to holders of organizer warrants in Empire and not to the stockholders as a whole and since most of Empire's organizer warrants are held by the board of directors, the board of directors may be deemed to receive a benefit from the Holding Company Reorganization which is not available to all stockholders. Moreover, the directors may be viewed as having a conflict of interest in considering this matter since they are the holders of most of the organizer warrants. The board of directors considered this conflict in designing the structure of the Holding Company Reorganization and believes that it is fair and equitable to Empire's stockholders because, if Empire's organizer warrants are not assumed by the Holding Company, they would remain exercisable at the Bank level which would create a more cumbersome corporate structure and create the potential for issues with respect to transactions between the Holding Company and the Bank. Also, the board of directors has noted that, upon the completion of the Holding Company Reorganization, the terms of the organizer warrants will not change except that they will be exercisable for shares of Holding Company rather than Bank stock.

Purchase of Mortgage Company. In conjunction with the opening of the Bank, the Bank acquired Atlantic States Mortgage Corporation, a full service mortgage lender owned by the Bank’s current Chairman and Chief Executive Officer, President and Chief Operating Officer and three of its Directors.  The activity of Atlantic States Mortgage Corporation, which was incorporated into the Bank’s lending operations, is conducted from the Bank’s main office located in Newburgh, New

York and a satellite office located in Staten Island, New York.  A committee of organizers, not affiliated with the ownership of Atlantic States Mortgage Corporation along with an independent third-party appraiser, established a purchase price equal to Atlantic States Mortgage Corporation’s stockholders equity of $110,554 as of the June 28, 2004 closing date plus approximately $580,724, which represents an estimate of the cost of starting a full-service mortgage operation in a newly formed commercial bank.  The purchase price of $691,270 was paid with 69,127 unregistered shares of the Bank’s common stock.  Per the terms of the Purchase Agreement between Atlantic States Mortgage Corporation and the Bank, the stock is currently held in escrow with Atlantic Central Bankers Bank for a period of two (2) years.  The Bank purchased the assets of Atlantic States subject to all of its liabilities reflected on the balance sheet as of the closing date of June 28, 2004 and assumed Atlantic States Mortgage Corporation’s leases on its existing Modena and Staten Island, New York offices.  One of these leases, the lease for Atlantic States Mortgage Corporation’s main office in Modena, New York, has expired.  The Bank currently is using the Staten Island office as a loan origination office of the Bank on a month-to-month basis.

Loan to Affiliates. The Bank follows the policy of granting loans (including commercial, residential and consumer loans) to the Bank's directors, officers, employees and entities with which they are affiliated.  These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features.  Federal law requires that all loans to such persons be made on terms and conditions comparable to those for similar transactions with non-affiliates.  Loans by the Bank to all of its respective directors and executive officers and affiliates of such persons, including outstanding balances and commitments, totaled approximately $2.3 million at December 31, 2005, which was approximately 18.7% of the Bank's stockholders' equity at that date.  At December 31, 2005, there were no loans by the Bank to any director or executive officer (or any affiliate of such director or executive officer) of the Bank or of the Bank, made at preferential rates or terms which in the aggregate exceeded $60,000 during the two years ended December 31, 2005.

PROPOSAL II - HOLDING COMPANY REORGANIZATION

Summary

We are seeking your approval of an Agreement and Plan of Share Exchange, dated as of March 21, 2006 , and amended as of _________, between Empire State Bank and ES Bancshares, Inc. The Agreement provides that Empire will become a wholly owned subsidiary of ES Bancshares, Inc., a Maryland corporation recently formed by Empire for the purpose of becoming the Holding Company for Empire.

Under the Agreement and Plan of Share Exchange, upon the completion of the Holding Company Reorganization, each outstanding share of Empire common stock (other than shares as to which dissenters rights are properly exercised) will convert automatically into one share of Holding Company common stock, and the former holders of Empire common stock will become the holders of all of the outstanding shares of Holding Company common stock.  Similarly, warrants and options to purchase the Bank’s stock will automatically convert into warrants and options to purchase the Holding Company’s Stock on the same terms as otherwise currently applicable.

The Holding Company was formed in April 2006, has minimal assets and has no prior operating history. Following the Holding Company Reorganization, Empire will continue its operations at the same location, with the same management, and subject to all the rights, obligations and liabilities of Empire existing immediately prior to the reorganization.

Reasons For The Holding Company Reorganization

The board of directors believes that the formation of a Holding Company will provide Empire with greater flexibility in structuring acquisitions of banks and other companies, allow greater diversification in activities and expand the means by which capital can be raised. Various provisions of the Holding Company’s Articles of Incorporation, bylaws and of Maryland law may also reduce our vulnerability to attempts to acquire control of our institution against the Board’s wishes and help it to remain a locally owned and oriented community bank.

The Holding Company structure can be used to facilitate acquisitions of other banks and potentially allows the acquisition of a greater range of organizations. As a national bank, Empire is currently prohibited from having another bank as a subsidiary. Consequently, any acquisition of another bank must be structured as a direct merger of that bank with Empire in which one of the parties will disappear as a separate entity. Any merger must also be approved by two-thirds of outstanding shares. With a Holding Company, an acquisition may be structured so that the other bank is acquired as a separate subsidiary that can continue to operate under its original name and under the direction of a separate board of directors. The ability to allow an acquired bank to operate with some degree of autonomy may be an important factor in negotiating an acquisition and allows the Holding Company to take advantage of the acquired bank's name recognition and goodwill. In addition, an acquisition of another bank by the Holding Company can be structured so that approval of the Holding Company's stockholders is not required or, if required, to reduce the percentage vote required. As a result, the Holding Company could avoid the expense of a stockholder meeting and can negotiate acquisitions with greater certainty that the transaction will be completed. Greater acquisition flexibility will, however, also permit the Holding Company to enter into and facilitate the completion of transactions that may result in a dilution of voting power, book value or earnings per share or provide for other terms which an individual stockholder might consider disadvantageous.

The Holding Company structure will allow us to raise capital in ways that are not available to Empire on a stand-alone basis. For example, the Holding Company can raise funds through the issuance of debt or trust preferred securities and invest the proceeds in its banking subsidiaries in a manner that will qualify as Tier 1 capital. In this way, capital can be increased at Empire level without diluting the percentage ownership interest of current stockholders. Although the Holding Company will be subject to capital requirements that are similar to those applied to Empire, bank holding companies are permitted to include a broader range of instruments in capital. For example, bank holding companies may include some cumulative preferred stock in Tier 1 capital while preferred stock will only count as regulatory capital for Empire if it is non-cumulative.

Bank holding companies are authorized to engage in a variety of non-banking activities that have been determined to be closely related to banking under the Bank Holding Company Act of 1956. As a result, a bank holding company is permitted to diversify into banking related activities. Although Empire may establish operating subsidiaries that engage in activities that are incidental or part of the business of banking, the range of pre-approved activities is currently less extensive than that permitted to bank holding companies. Additionally, the Gramm-Leach-Bliley Act, which significantly changed the landscape for financial institutions and financial services integration in the United States, authorizes a bank holding company to elect status as a "financial holding company" and to conduct a broad array of financial activities, some of which are or will be unavailable to banks not organized in a holding company structure. Insurance underwriting and merchant banking activities are examples of activities which presently must be conducted through subsidiaries of a holding company. Although there is no present plan to engage in such activities at present, the board of directors may under appropriate circumstances consider these activities in the future. In addition, the Federal Reserve Board may in the future authorize additional activities which are financial in nature or complementary to a financial activity and which must be conducted other than through a bank subsidiary. The holding company structure will permit the board of directors maximum flexibility to take advantage of appropriate opportunities in the future regardless of the requirements relating to holding company versus bank subsidiary.

As a national bank, Empire is chartered under and governed by the National Bank Act. The National Bank Act does not permit the same operating flexibility for national banks as Maryland’s corporate statute confers on private corporations. As noted previously, the board of directors of the Holding Company will be able to approve certain acquisitions of other institutions without the need for incurring the expense of holding a meeting of stockholders. Also, the stockholder voting requirements for approval of matters submitted for a vote are generally lower under Maryland’s corporate statute, which will govern the Holding Company's activities, than under the National Bank Act. By incorporating the Holding Company under Maryland's corporate statute, your board of directors will have greater flexibility to conduct business.

Certain provisions of the Maryland General Corporation Law may deter hostile acquisitions of control. These provisions could make it difficult for a stockholder or a third party to force a sale of the company without the support of the board of directors.

The Agreement And Plan Of Share Exchange

The Holding Company Reorganization will be accomplished under the Agreement and Plan of Share Exchange, which is attached as Appendix A to this Proxy Statement/Prospectus. The following discussion is qualified in its entirety by reference to the Agreement that is incorporated into this Proxy Statement/Prospectus by reference. Empire’s board of directors unanimously approved the Agreement on March 21, 2006 , and amended it as of _______________ ..

The Holding Company Reorganization will be accomplished by converting all of the issued and outstanding shares of Empire common stock (other than shares as to which dissenters rights are properly exercised) by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Holding Company common stock.  Similarly, upon the completion of the Holding Company Reorganization, each warrant to purchase shares of our stock, including the Bank’s Stock Purchase Warrants expiring on June 28, 2007 and its Organizer Warrants expiring on June 28, 2009, will, without any action by the holders thereof, be converted into the right to purchase an identical number of shares of the Holding Company’s stock on the same terms and conditions and price as are currently applicable to such warrant.

After the Holding Company Reorganization, the former holders of Empire common stock will be the holders of all of the outstanding shares of Holding Company common stock. Because the Holding Company will hold all of the issued and outstanding voting stock of Empire, Empire may be referred to in this Proxy Statement/Prospectus as a “wholly owned” subsidiary of the Holding Company following the Holding Company Reorganization.

After the Holding Company Reorganization, the Holding Company anticipates incurring a loan of up to $500,000 to allow it to pay for the expenses incurred in the reorganization and to provide for working capital.  Future capitalization of the Holding Company will depend primarily upon dividends declared by Empire or the raising of additional capital by the Holding Company through a future issuance of securities or debt or through other means. The board of directors of the Holding Company has no present plans or intentions with respect to any future issuance of securities or debt for capital raising purposes.

After the Holding Company Reorganization, Empire will continue its existing business and operations as a wholly owned subsidiary of the Holding Company. The consolidated capitalization, assets, liabilities, income and financial statements of the Holding Company immediately following the reorganization will be substantially the same as those of Empire immediately prior to the reorganization. The Articles of Association and bylaws of Empire will continue in effect, and will not be initially affected in any manner by the reorganization. The corporate existence of Empire will continue unaffected and unimpaired by the Holding Company Reorganization.

Assumption Of Organizer Warrants

In connection with the formation of Empire and consistent with the rules and regulations of the OCC, Empire granted warrants effective June 28, 2004 to purchase 10,000 shares of its stock for the price of $10 per share until June 28, 2009 to each of its 19 organizers. As of March 31, 2006, all of Empire's board of directors were included in the organizer group and collectively held organizer warrants to purchase 140,000 shares of Empire's stock.

The organizer warrants do not contain a provision requiring assumption by the Holding Company in the event of a holding company formation. However, the board of directors has determined that the Agreement and Plan of Share Exchange should provide that the organizer warrants be assumed by the Holding Company in connection with the Holding Company Reorganization on the exact terms as they apply to the Bank provided that the holders of such organizer warrants consent in writing. The board of directors determined to include this assumption provision for the organizer warrants in the Agreement and Plan of Share Exchange in order to assure that, following the completion of the Holding Company Reorganization, Empire would be wholly-owned by the Holding Company and there would be no third party rights to acquire Empire's stock. In addition, the board of directors took this action to assure that the organizers are treated the same as the holders of Empire's common stock and common stock warrants. Based on the above, as a part of the solicitation of proxies from the Bank's stockholders to approve the Holding Company formation, the Board is also soliciting the consent of the holders of the organizer warrants to the adoption of the Agreement and Plan of Share Exchange.

The Agreement and Plan of Share Exchange provides that the completion of the Holding Company Reorganization is conditioned on the consent of the holders, as of the date of the Holding Company Reorganization, of all of Empire's organizers warrants. Accordingly, if the holders of all of the organizer warrants, as of the date of the Holding Company Reorganization, do not consent to the adoption of the Agreement and Plan of Share Exchange, the Agreement and Plan of Share Exchange will be terminated and the Holding Company Reorganization will not be completed.

Since organizer warrants in the Holding Company will be available only to holders of organizer warrants in Empire and not to the stockholders as a whole and since most of Empire's organizer warrants are held by the board of directors, the board of directors may be deemed to receive a benefit from the Holding Company Reorganization which is not available to all stockholders. Moreover, the directors may be viewed as having a conflict of interest in considering this matter since they are the holders of most of the organizer warrants. The board of directors considered this conflict in designing the structure of the Agreement and Plan of Share Exchange and believes that it is fair and equitable to Empire's stockholders because, if Empire's organizer warrants are not assumed by the Holding Company, they would remain exercisable at the Bank level which would create a more cumbersome corporate structure and create the potential for issues with respect to transactions between the Holding Company and the Bank. Also, the board of directors has noted that, under the Agreement and Plan of Share Exchange, the terms of the organizer warrants will not change except that they will be exercisable for shares of Holding Company rather than Bank stock.

We believe that there will be no material accounting consequences to the assumption of organizer warrants by the Holding Company.

Procedures For Solicitation Of Revocable Consents From Holders Of Organizer Warrants

In connection with the solicitation of consents to the Holding Company Reorganization from the holders of the organizer warrants as of the date of the Holding Company Reorganization, we are distributing a revocable certification and consent form to each of the persons who is indicated in our records to be a holder thereof. The revocable certification and consent forms request that the holder of the organizer warrants consent to the Holding Company Reorganization including the assumption of the organizer warrants by the Holding Company. In addition, the revocable certification and consent forms request that each holder of a revocable certification and consent form certify that (i) he has not transferred, assigned, sold, encumbered or otherwise disposed of his organizer warrants and (ii) unless the certification and consent is revoked or the Holding Company Reorganization is terminated by the Bank or ES Bancshares, Inc., he will not transfer, assign, sell, encumber or otherwise dispose of his organizer warrants.

All persons who have consented to the Holding Company Reorganization must deliver their organizer warrant agreement to the Bank's Secretary so that a legend can be included on such agreement that: (i) such holder has not transferred, assigned, sold, encumbered or otherwise disposed of his organizer warrants and (ii) unless the certification and consent is revoked or the Holding Company Reorganization is terminated by the Bank or ES Bancshares, Inc., such holder will not transfer, assign, sell, encumber or otherwise dispose of his organizer warrants. If such holder determines to revoke his revocable certification and consent form, he may submit his organizer warrant agreement to the Bank's Secretary and the Bank will remove such legend. Communications with the Bank's Secretary should be addressed to: Secretary Harold Kahn, Empire State Bank, N.A., 68 North Plank Road, Newburgh, New York, 12550.

A revocable certification and consent form given by a holder of an organizer warrant may be revoked at any time before the completion of the Holding Company Reorganization. A certification and consent may be revoked by: (i) filing with the Secretary of the Bank at or before the completion of the Holding Company Reorganization a written notice of revocation bearing a later date than his previously delivered written revocable certification and consent form or (ii) duly executing a subsequent revocable certification and consent form relating to the same organizer warrants and delivering it to the Secretary of the Bank at or before the completion of the Holding Company Reorganization.

Effective Date

The “Effective Time” of the Holding Company Reorganization will be within a reasonable period after the required regulatory and stockholder approvals are received.

Exchange Of Stock and Warrant Certificates

The outstanding stock certificates that presently represent shares of Empire common stock will be deemed automatically to represent the same number of shares of Holding Company common stock. You will not be required to immediately exchange your present stock certificates (bearing the name “Empire State Bank”) for new stock certificates (bearing the name “ES Bancshares, Inc.”).

Upon completion of the Holding Company Reorganization, the Holding Company will mail you a letter of transmittal and instructions related to the exchange of your certificates representing shares of Empire common stock for certificates representing the number of shares of Holding Company common stock into which your Empire common stock has been converted as a result of the reorganization.  You should not send in your stock certificates until we notify you to do so.

We currently do not intend to exchange warrant common stock purchase certificates, although we may later decide to do so.  As a result, the certificates which common stock purchase warrant holders now hold representing the right to purchase shares of Empire common stock will, after the completion of the transaction , be automatically deemed to represent the right to purchase shares in the Holding Company, on the same terms as otherwise described in such certificates.

Rights Of Dissenting Stockholders

A stockholder who has voted against the Reorganization Plan at the Annual Meeting or who serves a written notice of dissent from the Reorganization Plan before or at the Meeting may make at or before the Annual Meeting in the manner, at the place, and within the time prescribed in federal law (attached as Appendix B) may make written demand upon the Bank at its principal office, for the value of the shares so held when the Reorganization Plan shall be approved by the OCC at any time before thirty days after the effective time of the Reorganization Plan, accompanied by the surrender of the stockholder’s stock certificates.

If a stockholder fails to follow these procedures he will loose his dissenters’ rights.

The value of the shares of any dissenting stockholder shall be ascertained, as of the effective time of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the Bank; and (3) one selected by the two so selected.  The valuation agreed upon by any two of the three appraisers shall govern.  If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of his shares, appeal to the Office of the Comptroller of the Currency who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

Federal law relating to the rights of dissenting stockholders, including the procedures that must be followed by any dissenting stockholder, is set forth in Appendix B.  Stockholders who are considering dissenting and claiming an appraisal remedy are urged to review Appendix B and consult their own legal counsel.

Tax Consequences

Empire has received an opinion of its special counsel, Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain federal income tax consequences of the Holding Company Reorganization.  This opinion of counsel, which is not binding upon the Internal Revenue Service, provides substantially as follows:

(1) The acquisition by Holding Company of at least 80 percent of the shares of Bank common stock in exchange solely for Holding Company voting common stock will constitute a reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code (“Code”).  Holding Company and Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code.  (2) No gain or loss will be recognized by Holding Company upon the receipt of Bank common stock in exchange solely for Holding Company voting common stock (Section 1032(a) of the Code).  (3) The basis of the Bank common stock to be received by Holding Company will be the same as the basis of the Bank common stock in the hands of Bank stockholders immediately prior to the exchange (Section 362(b) of the Code).  (4) The holding period of the Bank common stock to be received by Holding Company will include the period during which such stock was held by Bank stockholders (Section 1223(2) of the Code).  (5) No gain or loss will be recognized by Bank stockholders on the exchange of their Bank common stock solely for the voting common stock of Holding Company, as described above (Section 354(a)(1) of the Code). (6) The basis of Holding Company voting common stock to be received by Bank stockholders will be the same as the basis of Bank common stock surrendered in exchange therefore (Section 358(a)(1) of the Code). (7) The holding period of the Holding Company common stock to be received by Bank stockholders will include the holding period of the shares of Bank common stock surrendered in exchange therefore, provided that the shares of Bank common stock were held as capital assets on the date of the exchange (Section 1223(1) of the Code). (8) Where a stockholder of Bank dissents to the proposed transaction and receives cash from Bank for his Bank common stock, such cash will be treated as received by a stockholder as a distribution in redemption of his Bank common stock subject to the provisions and limitations of Section 302 of the Code (Rev. Rul. 74-502, 1974-2 C.B. 116).

Each Bank stockholder should consult his own tax counsel as to specific federal, state and local tax consequences of the Holding Company Reorganization, if any, to such stockholder.

The federal income tax discussion set forth above addresses the material federal income tax consequences to you if you exchange your Empire common stock solely for Holding Company common stock. However, this discussion does not address all aspects of federal income taxation which may be relevant to you if you are entitled to special treatment under the Internal Revenue Code, such as trusts, individual retirement accounts, other employee benefit plans, exempt organizations, insurance companies, and stockholders who are not citizens or residents of the

United States. Due to the individual nature of tax consequences, you are urged to consult your own tax and financial advisor as to the effect of the federal income tax consequences on your own facts and circumstances and also as to any state, local, foreign or other tax consequences arising out of the holding company reorganization.

Consequences Under Federal Securities Laws

The Holding Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the Holding Company common stock to be issued and exchanged pursuant to the Agreement. This Proxy Statement/Prospectus and the accompanying notice of annual meeting constitute the prospectus of the Holding Company filed as part of such registration statement. Upon completion of the Holding Company Reorganization, the Holding Company will be required to comply with the periodic reporting requirements under the Securities Exchange Act of 1934 for as long as it has at least 300 stockholders. Empire is presently subject to these reporting requirements under the Exchange Act, and files with the OCC. Filings made by Empire with the OCC are available from the Comptroller of the Currency Disclosure Officer, Mail Stop 3-2, Washington, DC 20219.

The registration under the Securities Act of shares of Holding Company common stock to be issued in connection with the Holding Company Reorganization does not cover the resale of such shares. The Holding Company common stock acquired by persons who are not affiliates of the Holding Company or Empire may be resold without registration. Shares received by affiliates of Empire will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. For purposes of these Rules, an “affiliate” of an issuer is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. The Rule 145 restrictions generally terminate after one year if the Holding Company continues to comply with the reporting requirements under the Securities Exchange Act of 1934, but any affiliate of Empire who becomes an affiliate of the Holding Company will continue to be subject to the restrictions on sales by affiliates under Rule 144.

Conditions To The Holding Company Reorganization

The Agreement sets forth a number of conditions which must be met before the reorganization will be consummated, including, among others:

•

the approval of the Agreement by the holders of two-thirds of the outstanding shares of Empire common stock;

•

the number of outstanding shares of Bank common stock with respect to which dissenters rights have been exercised shall not be such as would, in the opinion of the board of directors of the Bank, render completion of the reorganization inadvisable;

•

the consent of all of the holders of the Bank's organizer warrants; and

•

the approval from the Federal Reserve Board and any other additional regulator as may be required by law.

Amendment, Termination Or Waiver

We may amend or terminate the Agreement if we determine for any reason that such amendment or termination is advisable. Such amendment or termination may occur at any time prior to the effective date of the reorganization, whether before or after stockholder approval of the Agreement, by resolution adopted by the board of directors of Empire. Additionally, any of the terms or conditions of the Agreement may be waived by the party which is entitled to the benefit of such terms and conditions.

Comparison Of Stockholders' Rights

Introduction.  As a result of the Holding Company Reorganization, holders of Empire Common Stock, whose rights are presently governed by the National Bank Act and the rules and regulations of the OCC as well as the Bank’s Articles of Association and bylaws, will become stockholders of the Holding Company, a Maryland corporation.  Accordingly, their rights will be governed by the Articles of Incorporation and bylaws of the Holding Company, and by the National Bank Act only to the extent the National Bank Act addresses rights of stockholders of Maryland-chartered bank holding companies.  Certain differences arise from this change of governing law, as well as from distinctions between the Articles of Association of the Bank and the Articles of Incorporation of the Holding Company and the bylaws of the Bank and the Holding Company.  The following discussion is a summary of certain of the differences affecting the rights of stockholders of the Bank and the Holding Company.  The Articles of Incorporation and bylaws of the Holding Company are attached hereto as Appendices C and D, respectively, and should be reviewed for more detailed information.

A number of provisions of the Bank’s Articles of Association and bylaws and Holding Company’s Articles of Incorporation and bylaws deal with matters of corporate governance and certain rights of stockholders.  Some of these provisions may be deemed to have potential anti-takeover effects in that they may have the effect of discouraging a future takeover attempt or change of control which is not approved by the Board of Directors but which a majority of individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices.  As a result, stockholders who desire to participate in such a transaction may not have an opportunity to do so.  Such provisions will also render the removal of the current Board of Directors or management more difficult.

Issuance of Capital Stock.  Empire’s Articles of Association authorizes the issuance of shares of capital stock, 5,000,0000 of which are Bank Common Stock, par value $5.00 per share, and for the ability to provide for the issuance of preferred stock in one or more series.   The Articles of Incorporation of the Holding Company authorizes the issuance of 5,000,000 shares of Holding Company Common Stock, $0.01 par value and 5,000,000 shares of preferred stock, $0.01 par value per share.   Following the Holding Company Reorganization, there will be the same number of shares of the Holding Company’s Common Stock outstanding as there were shares of Bank Common Stock outstanding immediately prior to the Holding Company Reorganization (assuming there are no dissenting stockholders).

Both the Board and the Holding Company may issue preferred stock with such preferences and designations as the board of directors may from time to time determine. As a result, the Board of Directors can, without stockholder approval, issue preferred stock containing voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and assist management in impeding an unfriendly takeover or attempted change in control, even if such takeover or change in control is supported by a majority of the common stockholders. The Holding Company has no present plans to issue preferred stock.

The Holding Company has no present intention to issue additional shares of common stock at this time, other than upon the exercise of stock options. If the Holding Company issues authorized but unissued shares of Holding Company Common Stock it would not be required to obtain a vote of its stockholders, or to give such stockholders a right to purchase shares.  If additional shares were issued, the percentage ownership interests of existing stockholders would be reduced and, depending on the terms pursuant to which new shares are issued, the book value and earnings per share of outstanding Holding Company Common Stock might be diluted.  Moreover, such additional share issuances could be construed as having an anti-takeover effect.  The ability to issue additional shares, which exists under both the Bank’s Articles of Association and the Holding Company’s Articles of Incorporation, gives management greater flexibility in financing corporate operations.   Following completion of the Holding Company Reorganization, to the extent permitted under the National Bank Act, the Bank will continue to have the ability to issue debt, non-voting equity or convertible securities to entities other than the Holding Company although it has no plans or intentions to do so.

Payment of Dividends.  Under federal law banks may declare and pay dividends provided, that the total of all dividends declared in any calendar year by the Bank shall not exceed the total of net income of that year combined with the Bank’s retained net income of the preceding two years, less any required transfers to surplus.

After the Holding Company Reorganization, the Holding Company’s principal source of income will initially consist of dividends from the Bank.  Although the Holding Company will not be subject to the above dividend restrictions regarding dividend payments to its stockholders, the restrictions on the Bank’s ability to pay dividends to the Holding Company will continue in effect.

Under the Maryland General Corporate Law, dividends may not be paid, if after giving effect to the dividend, the Holding Company was unable to pay its debts as they became due in the usual course of business or the Holding Company’s assets would be less than its liabilities.  After the Holding Company Reorganization, the Holding Company’s principal source of income will initially consist of its equity in the earnings, if any, of the Bank.

The payment of future cash dividends by the Bank, and thus by the Holding Company, will continue to depend upon the Bank’s earnings, financial condition and capital requirements, as well as the tax and regulatory considerations discussed herein.  Prior to declaring a dividend, the Bank’s Board of Directors considers many factors including the Bank’s profitability, maintenance of adequate capital, the Bank’s current and anticipated future income, outstanding loan commitments, adequacy of loan loss reserves, cash flow requirements and economic conditions.  Moreover, before declaring a dividend, the Board of Directors must determine that the Bank will exceed its regulatory capital requirements after the payment of the dividend.

Cumulative Voting.  Both the Bank’s Articles of Association and the Holding Company’s Articles of Incorporation permit cumulative voting by stockholders in the election of directors. However, as noted below, we are asking our stockholders to approve a proposal to eliminate cumulative voting for the Holding Company’s Articles of Incorporation. The absence of cumulative voting rights means that the holders of a majority of the shares voted at a meeting of stockholders may elect all directors of the Holding Company thereby precluding minority stockholder representation on the board of directors.

Rights of Stockholders to Dissent.  Under the National Bank Act, stockholders of a national bank, such as Empire are generally entitled to dissenters’ rights of appraisal if they are entitled to vote on a merger of the Bank with or into another banking institution.  The Maryland General Corporation Law also provides dissenters’ rights that will be applicable to the Holding Company’s stockholders following the conversion for future applicable transactions. The following discussion is intended as a brief summary of the material provisions of Maryland corporate procedures that a Holding Company stockholder would need to follow in order to exercise dissenters’ rights under Maryland Law.  This summary is not, however, a complete statement of all applicable requirements and is qualified in its entirety by reference to 3-201 to 3-213 of the Maryland General Corporation Law.

The Maryland General Corporation Law generally provide that a stockholder of a Maryland-chartered corporation that engages in a merger, consolidation, share exchange or amends its charter in a way that alters contract rights shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. A stockholder generally must file a written objection at or before the stockholder meeting at which the transaction is to be considered and must vote against the proposed transaction. A dissenting stockholder then must make a written demand to the successor corporation for the appraisal within 20 days after the State Department of Assessments and Taxation has accepted the articles for the record stating the number and class of shares for which the stockholder demands payment. The successor corporation will notify each objecting stockholder in writing of the date such articles were accepted for filing and may offer, to each dissenting stockholder, to purchase their dissenting shares at a specified price along with other corporate information. A dissenting stockholder may choose to accept this offer as the fair value of the shares held, or alternatively, a dissenting stockholder or the successor corporation may petition a court of equity for the determination of the fair value of the shares within 50 days from the acceptance of the articles filed with the State Department of Assessments and Taxation.

Advance Notice Required for Director Nominations and Stockholder Proposals.  Empire’s bylaws provide that if a stockholder wishes to submit new business, including submitting a nomination for election as a director of the Holding Company, for a vote at a meeting of stockholders, the stockholder must submit a proposal in accordance with Securities and Exchange Commission rules.  Such rules require that, if a proponent wishes to include a stockholder proposal in a proxy statement, he must submit such proposal to not less than 120 calendar days before the date of Empire’s proxy statement released to stockholders in connection with the preceding year’s annual meeting.

The Holding Company’s bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders must submit written notice filed with the Secretary of Empire no later than the 90 days prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting and not earlier than 120 days prior to such date. The stockholder must also provide certain information in the notice, as set forth in the Holding Company’s bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Maryland Statutory Provision.  The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statue pursuant to a charter provision.  After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interest stockholder unless (1) the transaction has been recommended by the board of directors and (2) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder.  This approval requirement need not be met if certain fair price and terms criteria have been satisfied.

The Holding Company has opted-out of the Maryland business combination statute through a provision in its Articles of Incorporation.

Maryland Control Share Acquisition Statute.  The Maryland General Corporation Law contains a control share acquisition statue which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares.  The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation.  A corporation may, however, opt-out of the control share statue, which the Holding Company has done pursuant to its bylaws.  Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of the Holding Company common stock.  Though not expected, the Holding Company could decide to become subject to the Maryland control share acquisition statute by amending its bylaws to eliminate the opt-out provision.

Potential Anti-Takeover Effects.  Certain of the provisions described above may have the effect of discouraging certain takeover attempts that would not be approved by the Holding Company’s board of directors but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions may also make it more difficult to remove the board, the Holding Company’s and the Bank’s management.

Indemnification.  Empire’s Articles of Association permit the indemnification of its officers, directors, employees to the fullest extent permitted or required by the General Corporation Law of the State of Delaware.

Under its proposed Articles of Incorporation, the Holding Company must  indemnify its current and former directors and officers to the fullest extent required or permitted by Maryland General Corporate Law now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law. The Holding Company must  also indemnify other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law.

Regulation Of The Holding Company

General. Upon completion of the Holding Company Reorganization, the Holding Company will become a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), by acquiring all of the Bank Common Stock. The Holding Company will be subject to examination, regulation and periodic reporting under the BHCA, as administered by the FRB.  Effective March 30, 2006, the FRB adopted capital adequacy guidelines for bank holding companies with assets of $500 million or more (on a consolidated basis) substantially similar to those of the OCC.

Additionally, the Holding Company may file a written declaration with the FRB to be a financial holding company.  In order to make the financial holding company election, all of the depository institutions controlled by the Holding Company must be (and remain) well capitalized and well managed.  Financial holding companies may engage in the activities permissible for bank holding companies as well as insurance, securities and merchant banking activities permitted under the BHCA, and certain other activities that the FRB has determined to be financial in nature.

BHCA Activities and Other Limitations. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the FRB. In determining whether to authorize a bank holding company (or a company that will become a bank holding company) to acquire control of a bank, the FRB takes into consideration the financial and managerial resources of the bank holding company, as well as those of the bank to be acquired, and considers whether the acquisition is likely to have anti-competitive effects or other adverse effects. No approval under the BHCA is required, however, for a bank holding company already owning or controlling 50% or more of the voting shares of a bank to acquire additional shares of such bank.

The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the FRB is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the FRB has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the FRB is required to weigh expected benefits to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the BHCA on extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. Furthermore, under amendments to the BHCA and regulations of the FRB, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or providing any property or services. Generally, this provision provides that a bank may not extend credit, lease or sell property, or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to the bank holding company, or to any other subsidiary of the bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, the bank holding company, or any subsidiary of the bank.

The Holding Company will be, and the Bank is affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the Holding Company.

Repurchases of Holding Company Common Stock.  Regulations promulgated by the FRB provide that a bank holding company must file written notice with the FRB prior to any repurchase of its equity securities if the gross consideration for the purchase, when aggregated with the net consideration paid by the bank holding company for all repurchases during the preceding 12 months, is equal to 10% or more of the bank holding company’s consolidated net worth.  This notice requirement is not applicable, however, to a bank holding company, such as the Holding Company, that exceeds the thresholds established for a well-capitalized state member bank and that satisfies certain other regulatory requirements.

Commitments to Affiliated Depository Institutions. Under FRB policy, the Holding Company will be expected to act as a source of financial strength to Empire and to commit resources to support the Bank in circumstances when it might not do so absent such policy.  Should Empire be required to provide additional capital resources, it should be anticipated that the Holding Company will be required to respond with any such resources available to it.  In addition, under the Federal Deposit Insurance Act, any depository institution shall be liable for any loss incurred by the FDIC in connection with the default of a commonly controlled insured depository institution or assistance provided by the FDIC to any commonly controlled depository institution in danger of default.

Federal Securities Law. The Holding Company will not be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Accounting Treatment

The Holding Company Reorganization will be accounted for as a reorganization under common control and the assets, liabilities and stockholders' equity of Empire immediately prior to the organization will be carried forward on either separate or consolidated financial statements of Empire and the Holding Company after the Holding Company Reorganization at the amounts carried on their respective books at the effective date of the reorganization. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the Holding Company immediately following the Holding Company Reorganization will be substantially the same as those of Empire immediately prior to the reorganization, and, after the Holding Company Reorganization, will be shown in the Holding Company’s consolidated financial statements at Empire’s historical recorded values. Because the Holding Company Reorganization will not result in a change in such financial statements, this Proxy Statement/Prospectus does not include financial statements of Empire or the Holding Company.

Recommendation Of Board Of Directors

The Board of Directors recommends that you vote "FOR" the approval of the Holding Company Reorganization.

PROPOSAL III - AUTHORIZATION TO AMEND THE HOLDING COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS

Both the Bank’s Articles of Association and the Holding Company’s Articles of Incorporation allow stockholders to utilize cumulative voting in the election of directors. Cumulative voting provides that the number of votes cast by each stockholder is determined by multiplying the number of shares he owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate, or may be distributed among two or more candidates in the manner selected by the stockholder. The effect of cumulative voting is that a stockholder or group of stockholders with a significant minority percentage of the outstanding shares eligible to vote may be able to elect one or more directors. Without cumulative voting, each director is elected by a plurality vote and a large minority stockholder may not elect a director that is not supported by the plurality. As a result, the absence of cumulative voting could have the effect of preventing stockholders holding a minority of voting shares from obtaining representation on the board.

The board of directors believes that each director of the Holding Company should be elected if such director receives a plurality of the votes cast and that each director should represent the interests of all stockholders rather than the interest of a minority stockholder or special constituency. Accordingly, the board of directors believes that it is in the best interests of the Holding Company to eliminate the cumulative voting of directors. As a result, the board of directors is offering a proposal seeking authorization to amend the Holding Company’s Articles of Incorporation to eliminate cumulative voting for directors. This proposal does not amend, or seek authorization to amend the Bank’s Articles of Association.

If, the holders of two-thirds of the common stock of Empire do not vote to authorize the amendment of the Holding Company’s Articles of Incorporation to eliminate cumulative voting, then the Holding Company’s Articles of Incorporation will continue to provide for cumulative voting for directors.

Recommendation Of Board Of Directors

The Board of Directors recommends that you vote "FOR" the authorization to amend the Holding Company’s Articles of Incorporation to eliminate cumulative voting for directors.

PROPOSAL IV - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors of the Bank has appointed Crowe Chizek and Company LLC to be the Bank’s independent auditor for the fiscal year ending December 31, 2006.  Representatives of Crowe Chizek and Company LLC are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit Fees

The aggregate fees payable by the Bank to Crowe Chizek and Company LLC for professional services rendered for the audit of the Bank’s annual financial statements, the review of the financial statements included in the Bank’s Quarterly Reports on Form 10-QSB and services that are normally provided by Crowe Chizek and Company LLC in connection with statutory and regulatory filings and engagements were $38,750 for the fiscal year ended December 31, 2005.

Audit Related Fees

There were no fees billed to the Bank by Crowe Chizek and Company LLC for assurance and related services rendered by Crowe Chizek and Company LLC that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above during the fiscal year ended December 31, 2005.

Tax Fees

The aggregate fees payable by the Bank to Crowe Chizek and Company LLC for professional services for tax compliance, tax advice and tax planning were $9,300 during the fiscal year ended December 31, 2005.

All Other Fees

There were no fees billed to the Bank by Crowe Chizek and Company LLC were for services other than those described above were for the fiscal year ended December 31, 2005.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe Chizek and Company LLC.  The Audit Committee concluded that the performance of such services will not affect the independence of Crowe Chizek and Company LLC in performing its function as independent auditor of the Bank.

The Audit Committee preapproves all audit and permissible non-audit services to be provided by the Bank’s independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS THE BANK’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Bank’s directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the Common Stock.  Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Bank with copies of all Section 16(a) forms they file.

To the Bank’s knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Bank’s next annual meeting must be received by its Secretary at the executive office of the Bank, located at 68 North Plank Road, Newburgh, New York 12550, no later than February 11, 2007 to be eligible for inclusion in the Bank’s proxy statement and form of proxy relating to the next annual meeting.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Bank’s proxy materials), the Bank’s Articles of Association and bylaws and federal law.

If the Holding Company Reorganization is implemented, a stockholders proposal for action at the Holding Company’s first annual meeting of stockholders will be included in the Holding Company’s proxy materials if it is received by the close of business between February 11, 2007 and March 14, 2007.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement/Prospectus.  If, however, any other matter should properly come before the Meeting, it is intended that the Proxy Committee of the Board of Directors, as proxy for the stockholder, will act in accordance with their best judgment.

Newburgh, New York

April 26, 2006

Appendix

Appendix A

Agreement and Plan of Share Exchange

Appendix B

Dissenters’ Rights

Appendix C

Articles of Incorporation of ES Bancshares, Inc.

Appendix D

Bylaws of ES Bancshares, Inc.

APPENDIX A

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Plan"), made and entered into as of the 21st day of March, 2006, and amended and restated as of the ___ day of May 2006, between Empire State Bank, National Association (the "Bank"), a national bank organized under the laws of the United States of America, and ES Bancshares, Inc. (the "Company"), a Maryland corporation.

WITNESSETH

WHEREAS, the Board of Directors of the Bank has determined that it is in the best interest of the Bank and its shareholders to reorganize the Bank into a one-bank holding company structure and, by resolutions duly adopted, has approved the reorganization and all transactions related to the reorganization; and

WHEREAS, the Boards of Directors of the Bank and the Company have determined that it is in the best interests of the Bank and the Company, and their respective shareholders, that the reorganization of the Bank be accomplished by an exchange of all of the outstanding shares of Bank Common Stock for shares of Company Common Stock (the "Share Exchange") and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the shareholders of the Bank and the Company for their approval; and

WHEREAS, the principal offices of the Bank and the Company are located at 68 North Plank Road, Newburgh, New York  12550; and

WHEREAS, the authorized capital stock of the Bank consists of 5,000,000 shares of common stock ("Bank Common Stock"), $5.00 par value, of which 1,719,177 shares are issued and outstanding; and

WHEREAS, as of the Effective Date (as hereinafter defined) the authorized capital stock of the Company will include 5,000,000 shares of common stock ("Company Common Stock"), $.01 par value, of which 1,719,177 shares will be issued and outstanding; and

WHEREAS, the Board of Directors of the Company, by resolutions duly adopted, has approved the issuance of the shares of Company Common Stock which the shareholders of the Bank will receive upon consummation of the reorganization and the Share Exchange as herein provided.

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained in this Plan, and for the purpose of stating the method, terms and conditions of the transactions provided for in this Plan, the mode carrying the same into effect, the manner and basis of exchanging the shares of Bank Common Stock for Company Common Stock as provided in this Plan, and such other provisions relating to the transactions as the parties deem necessary or desirable, the parties hereto agree as follows:

SECTION 1
REORGANIZATION

The reorganization of the Bank into a one-bank holding company shall be accomplished pursuant to the provisions of 12 U.S.C. § 215a-2. The Company shall acquire all of the outstanding shares of the Bank through a Share Exchange, thereby effecting the reorganization of the Bank into a one-bank holding company structure. The Company will be the acquiring corporation and the Bank will be the entity whose shares will be acquired.

SECTION 2
EFFECTIVE DATE

Subject to and upon satisfaction of all requirements of law and other conditions specified in this Agreement, including, without limitation, receipt of approval of the Office of the Comptroller of the Currency as specified in 12 U.S.C. § 215a-2, the Share Exchange and the reorganization of the Bank into a one-bank holding company structure shall be effective as of the date selected by the Bank within 30 days after all of the conditions to the consummation of the Reorganization set forth in this Agreement have been fulfilled (the "Effective Date").

Because the Share Exchange will effect the reorganization of the Bank into a one-bank holding company structure, the Share Exchange and reorganization, collectively, shall be referred in this Plan to as the "Reorganization."

SECTION 3
LOCATION, ARTICLES AND BYLAWS, MANAGEMENT
AND CAPITAL STRUCTURE. OF THE COMPANY AND THE BANK

On the Effective Date:

(a)

The principal office of the Company and the Bank shall be located at 68 North Plank Road, Newburgh, New York 12550, or such other location where they are located immediately prior to the Effective Date.

(b)

The Articles of Incorporation and Bylaws of the Company shall be the same as the Articles of Incorporation and Bylaws of the Company in effect immediately prior to the Effective Date.

(c)

The directors and officers of the Company shall be the directors and officers of the Company immediately prior to the Effective Date. All such directors and officers of the Company shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Company.

(d)

The Articles of Association and Bylaws of the Bank shall be the same as the Articles of Association and Bylaws of the Bank in effect immediately prior to the Effective Date.

(e)

The directors and officers of the Bank shall be the directors and officers of the Bank immediately prior to the Effective Date. All such directors and officers of the Bank shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Bank.

(f)

The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect on and after the Effective Date and a number of shares of Bank Common Stock equal to the number of shares of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall be held by the Company.

(g)

The Bank’s employee benefit plans shall not be terminated upon consummation of the Reorganization, but shall continue thereafter as plans and agreements of the Bank; provided, however, the Bank’s 2004 Stock Option Plan (the "Option Plan") shall continue thereafter as a stock option plan and obligation of the Company.

(h)

The Bank’s outstanding warrants shall not be terminated but rather shall be assumed by the Company and converted into warrants to purchase shares of the Company on the same terms and conditions as applied immediately before the Effective Date of the Share Exchange.

(i)

The main office and branches of the Bank immediately prior to the Effective Date shall not change as a result of the Share Exchange.

SECTION 4.
EXISTENCE, RIGHTS, DUTIES, ASSETS AND LIABILITIES OF THE BANK

(a)

As of the Effective Date, the existence of Bank as a separate entity shall continue.

(b)

As of the Effective Date, the Bank shall have the authority to engage in any business and to exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date and assets, rights, franchises and interests of the Bank in and to every type of property (real, personal and mixed) and chooses in action as they exist immediately prior to the Effective Date shall continue to be vested in the Bank.

(c)

No liability of the Bank or of any of its shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank may be prosecuted to judgment as if the Reorganization had not taken place.

SECTION 5
MANNER AND BASIS OF EXCHANGING SHARES
OF BANK COMMON STOCK

The manner and basis of exchanging shares of Bank Common Stock for shares of Company Common Stock, excluding those shares of Bank Common Stock held by shareholders who have perfected their dissenters' rights under the applicable provisions of 12 U.S.C. § 215a (the "Dissenters' Rights Provision"), shall be as follows:

(a)

Exchange Ratio. Each share of Bank Common Stock outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into one (1) share of Company Common Stock.

(b)

Rights of Holders of Certificates for Bank Common Stock. As of the Effective Date, each certificate theretofore representing one or more outstanding shares of Bank Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing an equal number of shares of Company Common Stock in accordance with this Plan.

(c)

Letter of Transmittal. Unless the parties otherwise agree, within three (3) business clays after the Effective Date, the Bank shall cause to be mailed to all holders of certificates for Bank Common Stock a letter of transmittal. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Common Stock shall surrender such certificates to the Bank, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor, as set forth in (a) above, a certificate representing such number of shares of Company Common Stock into which their shares of Bank Common Stock have been converted, subject to the restrictions and conditions of this Plan.

(d)

Failure to Surrender Bank Common Stock Certificates. Until the holder surrenders his or her Bank Common Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank’s usual procedures), the holder:

(i)

shall not be issued a certificate representing the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; and

(ii)

shall not be paid dividends or other distributions in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; instead such dividends or distribution shall be retained, without interest, for the holder’s account until he or she surrenders such Bank Common Stock certificate.

(e)

Right of Option Holders.  Each option ("Option") to purchase shares of the Bank Common Stock issued and outstanding pursuant to the Option Plan shall, without any action by the holders thereof, be converted into the right to purchase an identical number of shares of Company Common Stock on the same terms and conditions and at the same price as currently applicable to such Option.

(f)

Rights of Warrant Holders.  Each warrant (“Warrant”), including the Bank’s Common Stock Purchase Warrants expiring on June 28, 2007 and its Organizer Warrants expiring on June 28, 2009, to purchase shares of the Bank Common Stock, shall, without any action by the holders thereof, be converted into the right to purchase an identical number of shares of the Company Common Stock on the same terms and conditions and at the same price as currently applicable to such Warrant.

SECTION 6
RIGHTS OF DISSENTING SHAREHOLDERS

Shareholders of the Bank who dissent from the Share Exchange will be entitled to the dissenters' rights and remedies set forth in the provisions of 12 U.S.C. § 215a-2.

SECTION 7
CONDITIONS PRECEDENT TO CONSUMMATION
OF THE REORGANIZATION

This Plan is subject to, and consummation of the Reorganization is conditioned upon, the fulfillment prior to the Effective Date of each of the following conditions:

(a)

Approval of the Plan by vote of the shareholders of the Bank and the Company as required by law;

(b)

The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provision shall not be deemed by the parties to this Plan to make consummation of this Plan inadvisable;

(c)

Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Plan, and expiration of all waiting periods required by law; and

(d)

Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization.

(e)

The unanimous consent to the adoption of this Plan by the persons who hold, on the Effective Date, all of the Bank’s organizer warrants dated June 28, 2004 which expire on June 28, 2009.

SECTION 8
TERMINATION

In the event that:

(a)

number of shares of Bank Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

(b)

Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

(c)

Any action, consent, approval, opinion, or ruling required to be provided by Section 7 of this Plan shall not have been obtained; or

(d)

For any other reason, consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Bank or the Company;

then this Plan may be terminated at any time before consummation of the Reorganization, by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 8, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, the Company or their directors, officers, employees, agents or shareholders.

SECTION 9
AMENDMENT; WAIVER

(a)

At any time before or after approval and adoption of this Plan by the respective shareholders of the Bank and the Company, this Plan may be amended by agreement among the Bank and the Company, provided, however, that after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to Section 5(a) of this Plan shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

(b)

A waiver by any party to this Plan of any breach of a term or condition of this Plan shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or equity, or claim which any party may have against another. party for anything arising out of, connected with or based upon this Plan. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

SECTION 10
BINDING EFFECT; COUNTERPARTS; HEADINGS;
ENTIRE AGREEMENT; GOVERNING LAW

This Plan is binding upon the parties' hereto and upon their, successors and assigns. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an' original, but all of which shall constitute one and the same instrument. The title of and the headings in this Plan are for convenience of reference only and shall not be deemed a part of this Plan. This Plan constitutes the entire agreement between the parties with respect -to the transactions contemplated by this Plan and supercedes any other prior agreements. This Plan shall be governed by and construed in accordance with the laws of the State of New York and by federal banking law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Share Exchange to be executed by their duly authorized representatives and their corporate seals affix hereto as of the day and year first above written.

EMPIRE STATE BANK, NATIONAL ASSOCIATION

[BANK SEAL]

By:

[NAME AND TITLE]

ATTEST:

[NAME AND TITLE]

ES BANCSHARES, INC.

[COMPANY SEAL]

By:

[NAME AND TITLE]

ATTEST:

[NAME AND TITLE]

APPENDIX B

(b) Dissenting stockholders. If a merger shall be voted for at the called meetings by the necessary majorities of the stockholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any stockholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares. The value of the shares of any dissenting stockholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting stockholder who has requested payment, that stockholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

B-1

APPENDIX C

ARTICLES OF INCORPORATION

OF

ES BANCSHARES, INC.

The undersigned, Kip A. Weissman, whose address is 5335 Wisconsin Avenue, N.W., Suite 400, Washington, DC 20015, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation (the “Articles”):

ARTICLE 1.  Name.  The name of the corporation is ES Bancshares, Inc. (herein the “Corporation”).

ARTICLE 2.  Principal Office.  The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

ARTICLE 3.  Purpose.  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4.  Resident Agent.  The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5.

A.

Capital Stock.  The total number of shares of capital stock of all classes which the Corporation has authority to issue is ten million (10,000,000) shares, consisting of:

1.

Five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.

Five million (5,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is one hundred thousand dollars ($100,000).  Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation.  The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus.

B.

Common Stock.  Except as provided under the terms of any series of Preferred Stock, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation.  Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor.  Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any series of Preferred Stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

C.

Preferred Stock.  The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock.

ARTICLE 6.  Preemptive Rights.  No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series, or carrying any right to purchase stock of any class or series, except such as may be established by the Board of Directors.

ARTICLE 7.  Directors.  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.

Management of the Corporation.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation.

B.

Number, Class and Terms of Directors.  The number of directors constituting the Board of Directors of the Corporation shall initially be fourteen (14), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force.  The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class (“Class I”) to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

Class I Directors:

Term to Expire in

William W. Davenport

2007

Peter B. Ferrante

2007

Andrew G. Finklestein

2007

Gale L. Foster

2007

Class II Directors:

Term to Expire in

Anthony P. Costa

2008

Philip Guarnieri

2008

Leslie M. Apple

2008

David Freer, Jr.

2008

Richard B. Rowley

2008

Class III Directors:

Term to Expire in

Harold L. Kahn

2009

David N. Mesches, M.D.

2009

Michael P. Ostrow

2009

Albert J. Pagano

2009

Peter J. Savago

2009

The number of votes cast by each holder of common stock will be determined by multiplying the number of shares of common stock he or she owns by the number of directors to be elected. These votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the stockholder. If after the first ballot, subsequent ballots are necessary to elect directors, a stockholder may not vote shares he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each stockholder shall be entitled to one vote for each share of stock held by him or her.

C.

Vacancies.  Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D.

Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only by the affirmative vote of the holders of at least 2/3 of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E.

Stockholder Proposals and Nominations of Directors.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE 8.  Bylaws.  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors the Corporation would have if there were no vacancies on the Board of Directors.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.  In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 2/3 of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

ARTICLE 9.  Maryland Business Combination Statute.  Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.

Indemnification.  The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.

Procedure.  If a claim under Section A of this Article 10 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.

Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.

Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.

Miscellaneous.  The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Amendment of the Articles of Incorporation.  The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue

The amendment or repeal of any provision of these Articles shall be approved by at least 2/3 of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least 2/3 of the Whole Board (rounded up to the nearest whole number).

ARTICLE 12.  Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

Kip A. Weissman, Esq.

5335 Wisconsin Ave., N.W. Suite 400

Washington, D.C. 20015

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Maryland, do make, file and record this Charter, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this _____ day of __________ 2006.

Kip A. Weissman, Incorporator

APPENDIX D

BYLAWS

OF

ES BANCSHARES, INC.

ARTICLE I

STOCKHOLDERS

Section 1.

Annual Meeting.

The Corporation shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers on the last day of April of each year, or on a date within thirty-one (31) days of the last day of April of each year, to be designated by the Board of Directors. Except as provided otherwise by the Corporation’s Articles of Incorporation (“Articles”) or by law, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.

Special Meetings.

Special meetings of stockholders of the Corporation may be called by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).  Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.  Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary.  The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.  The Board of Directors shall have the sole power to fix (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (2) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3.

Notice of Meetings; Adjournment.

Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101(k-1) of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4.

Quorum.

At any meeting of the stockholders, the holders of at least a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect for the provisions of Article 5.D of the Articles), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Unless the Articles of the Corporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

Section 5.

Organization and Conduct of Business.

Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting who are present, in person or by proxy (after giving effect to the provisions of Article 5.D. of the Articles), shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 6.

Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a).  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting; provided, however, that in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received by not later than the close of business on the 90th day prior to the first anniversary of the date of the last annual meeting of stockholders of Empire State Bank, N.A., a national bank, and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the last annual meeting of stockholders of Empire State Bank, N.A., a national bank; provided, further, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement (including by means of a filing with the Securities and Exchange Commission) of the date of the annual meeting was first made by the Corporation.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a).  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

(b)

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date of giving the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting; provided, however, that in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received by not later than the close of business on the 90th day prior to the first anniversary of the date of the last annual meeting of stockholders of Empire State Bank, N.A., a national bank, and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the last annual meeting of stockholders of Empire State Bank, N.A., a national bank; provided, further, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which public announcement of the date of the annual meeting was first made by the Corporation.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b).  The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)

For purposes of subsections (a) and (b) of this Section 6, the term “public announcement” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.

Section 7.

Proxies and Voting.

Unless the Articles of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid.  In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the stock the stockholder owns of record either in person or by proxy.  A stockholder may sign a writing authorizing another person to act as proxy.  Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.  A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization.  The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means.  Unless a proxy provides otherwise, it is not valid more than 11 months after its date.  A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest.  A proxy may be made irrevocable for as long as it is coupled with an interest.  The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

Section 8.

Consent of Stockholders in Lieu of Meeting.

Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed in paper or electronic format with the records of stockholder meetings.  Unless the Articles of the Corporation require otherwise, the holders of any class of the Corporation’s stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.

Section 9.

Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law.  At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of elections.  All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken.  Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.  No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 10.

Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This Section 10 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1.

General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force.  The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2.

Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.

Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.  Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4.

Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five days before the meeting, or by facsimile or other electronic transmission of the same not less than 24 hours before the meeting.  Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting.  Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting.  Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5.

Quorum.

At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.

Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at such meeting.

Section 7.

Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws, the Corporation’s Articles or required by law.  Action may be taken by the Board of Directors without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8.

Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Corporation’s Articles or these Bylaws.  Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)

To declare dividends from time to time in accordance with law;

(ii)

To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)

To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)

To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(vi)

To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)

To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)

To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 9.

Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10.

Resignation.

Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11.

Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation.  Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

Section 12.

Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the board upon a director’s unexcused absence of three consecutive regularly scheduled meetings of the board of directors.

ARTICLE III

COMMITTEES

Section 1.

Committees of the Board of Directors.

The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock (except as provided in Section 2-309(c) of the MGCL), issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL.  Any committee so designated may exercise the power and authority of the Board of Directors if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2.

Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee.  The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

Section 3.

Nominating Committee.

The Board of Directors may appoint a Nominating Committee of the Board, consisting of at least three members.  The Nominating Committee shall have authority (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(b) of Article I of these Bylaws in order to determine compliance with such Bylaw and (ii) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

ARTICLE IV

OFFICERS

Section 1.

Generally.

(a)

The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper.  Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b)

The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

(c)

All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.

Chairman of the Board of Directors.

The Chairman of the Board of Directors of the Corporation shall act in a general executive capacity and, subject to the direction of the Board of Directors, shall have general responsibility for the supervision of the policies and affairs of the Corporation and the effective administration of the Corporation’s business.

Section 3.

President.

The President shall be an executive officer of the Corporation and may be its chief executive officer.  Subject to the control of the Board of Directors and the chief executive officer, the President shall have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs.

Section 4.

Vice President.

The Vice President or Vice Presidents, if any, shall perform the duties of the President in the President’s absence or during his or her disability to act.  In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

Section 5.

Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.

Section 6.

Treasurer.

The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account.  The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate.  The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 7.

Assistant Secretaries and Other Officers.

The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Treasurer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

Section 8.

Action with Respect to Securities of Other Corporations

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

ARTICLE V

STOCK

Section 1.

Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation.  For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation.  Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents.  It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge.  Such request may be made to the Secretary or to the Corporation’s transfer agent.  Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates.  Each stock certificate shall be in such form, not inconsistent with law or with the Corporation’s Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  A certificate may not be issued until the stock represented by it is fully paid.

Section 2.

Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.

Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 3 of Article I, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.  Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 4.

Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.  In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

Section 5.

Stock Ledger.

The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section 6.

Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

MISCELLANEOUS

Section 1.

Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.

Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3.

Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 4.

Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.

Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 6.

Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.

Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President, an Assistant Vice-President, the Treasurer or an Assistant Treasurer.

Section 8.

Mail.

Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 9.

Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VIII

AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of the Corporation.

PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

         The exhibits and financial statements filed as part of this Registration Statement are as follows:

         (a)    Exhibits

         The exhibits filed as part of this registration statement are as follows:

         (a)    List of Exhibits

2.1     Agreement and Plan of Share Exchange*

3.1     Articles of Incorporation of ES Bancshares, Inc.*

3.2     Bylaws of ES Bancshares, Inc.*

4.1     Form of Common Stock Certificate of ES Bancshares, Inc.*

4.2     Warrant Agreement*

4.3     Organizer Warrant Agreement

5        Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8        Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

10.1   Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*

10.2   Employment Agreement with Anthony P. Costa dated September 23, 2004.*

10.3   Employment Agreement with Arthur W. Buditch dated October 20, 2005.*

10.4   Empire State Bank, N.A., 2004 Stock Option Plan.*

21      Subsidiaries of Registrant *

23.1   Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

24      Power of Attorney (set forth on signature page)*

99.1   Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A.

99.2   Form of Revocable Certification and Consent

*       Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ES Bancshares, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newburgh, State of New York, on   May 16 , 2006.

ES BANCSHARES, INC.

By:	/s/ Anthony P. Costa
Anthony P. Costa Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Costa Anthony P. Costa	Chairman, Chief Executive Officer (Principal Executive Officer)	May 16 , 2006

/s/ Arthur W. Budich Arthur W. Budich	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16 , 2006

/s/ Philip Guarnieri Philip Guarnieri	President, Chief Operating Officer and Director	May 16 , 2006

/s/ Leslie M. Apple Leslie M. Apple	Director	May 16 , 2006

/s/ William Davenport William Davenport	Director	May 16 , 2006

/s/ Peter B. Ferrante Peter B. Ferrante	Director	May 16 , 2006

/s/ Andrew Finklestein Andrew Finklestein Esq.	Director	May 16 , 2006

/s/ Gale Foster Gale Foster Esq.	Director	May 16 , 2006

/s/ David Freer, Jr. David Freer, Jr.	Director	May 16 , 2006

/s/ Harold Kahn Harold Kahn	Director	May 16 , 2006

/s/ David Mesches David Mesches	Director	May 16 , 2006

Michael Ostrow	Director

/s/ Albert Pagano Albert Pagano	Director	May 16 , 2006

Richard B. Rowley	Director

Peter Savago	Director

EXHIBIT INDEX

Exhibit No.        Description

2.1    Agreement and Plan of Share Exchange*

3.1    Articles of Incorporation of ES Bancshares, Inc.*

3.2    Bylaws of ES Bancshares, Inc.*

4.1    Form of Common Stock Certificate of ES Bancshares, Inc.*

4.2    Warrant Agreement*

4.3    Organizer Warrant Agreement

5       Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

10.1  Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*

10.2  Employment Agreement with Anthony P. Costa dated September 23, 2004.*

10.3  Employment Agreement with Arthur W. Buditch dated October 20, 2005.*

10.4  Empire State Bank, N.A., 2004 Stock Option Plan.*

21     Subsidiaries of Registrant*

23.1  Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

24     Power of Attorney (set forth on signature page)*

99.1  Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A.

99.2  Form of Revocable Certification and Consent

*       Previously filed